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                                                                    EXHIBIT 3.18



                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            ARTICLES OF ORGANIZATION

                                       OF

                        HUNTSMAN PACKAGING OF CANADA, LLC


                                NOVEMBER 15, 2000


                  In compliance with Section 48-2b-121 of the Utah Limited Liability Company Act, Huntsman Packaging of Canada, LLC, a Utah limited liability company (the "Company"), hereby declares and certifies as follows:

                  1. The name of the Company is Huntsman Packaging of Canada,
LLC.

                  2. As of November 15, 2000, the Managers of the Company adopted and the sole member of the Company ratified and approved the following amendment to paragraph 1 of the Articles of Organization of the Company:

                     (a) Name. The name of the limited liability company is Pliant Packaging of Canada, LLC (the "Company").

                  IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Company as of the date first written above.

                                          Huntsman Packaging of Canada, LLC,
                                          a Utah limited liability company


                                          /s/ Ronald G. Moffitt
                                          -------------------------------------
                                          Ronald G. Moffitt
                                          Manager and Vice President